Exhibit 15

May 9, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 26, 2005 on our review of interim financial information of United Technologies Corporation (the “Corporation”) for the three month periods ended March 31, 2005 and 2004 and included in the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 is incorporated by reference in its Registration Statement on Form S-3 dated May 9, 2005.

Very truly yours,

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP